EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER OF IOS CAPITAL, LLC PURSUANT TO 18 U.S.C. SECTION 1850

We certify that, to the best of our knowledge and belief, the Annual Report on Form 10-K of IOS Capital, LLC for the period ended September 30, 2002:

(1)	complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IOS Capital, LLC.

/s/ RUSSELL S. SLACK	/s/ HARRY G. KOZEE
Russell S. Slack President (Principal Executive Officer) December 30, 2002	Harry G. Kozee Vice President—Finance (Chief Accounting Officer) December 30, 2002